                                                                   EXHIBIT 10.a.



                [LOGO OF BANKAMERICA CORPORATION APPEARS HERE]


                            BANKAMERICA CORPORATION


                          1992 MANAGEMENT STOCK PLAN




                                                  AS ADOPTED MARCH 2, 1992 AND
                                                  AMENDED THROUGH AUGUST 7, 1995
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                            BANKAMERICA CORPORATION
                          1992 MANAGEMENT STOCK PLAN

                               TABLE OF CONTENTS

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                                   ARTICLE I

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GENERAL......................................................................  1
     1.1  Background of Plan.................................................  1
     1.2  Purpose of the Plan................................................  1
     1.3  Definitions........................................................  1
     1.4  Administration of Plan.............................................  5
     1.5  Eligibility to Receive Grants and Awards...........................  6
     1.6  Types of Grants and Awards Under Plan..............................  6
     1.7  Limitation on Available Shares.....................................  6
     1.8  Effective Date and Term of Plan....................................  7
     1.9  Limitation on Options and SARs Awardable to Any Single
          Participant........................................................  8

                                  ARTICLE II

INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS......................  8
     2.1  Grant of Stock Options.............................................  8
     2.2  Award Agreements...................................................  8
     2.3  Option Price.......................................................  8
     2.4  Option Period......................................................  9
     2.5  Limitation on ISOs.................................................  9
     2.6  Manner of Paying Option Price......................................  9
     2.7  Exercise of Option................................................. 10
     2.8  Cancellation of SARs............................................... 10
     2.9  Cancellation and Regrant of Options................................ 10

                                  ARTICLE III

STOCK APPRECIATION RIGHTS.................................................... 10
     3.1  Grant of Stock Appreciation Rights................................. 10
     3.2  Form and Timing of Payment......................................... 11
     3.3  Cancellation of Related Options.................................... 11

                                  ARTICLE IV

RESTRICTED STOCK AND RESTRICTED STOCK UNITS.................................. 12
     4.1  Introduction....................................................... 12
     4.2  Award of Restricted Stock and Restricted Stock
          Units.............................................................. 12
     4.3  Minimum Restrictions on Disposition................................ 12
     4.4  Optional Restrictions.............................................. 12
     4.5  Termination of Employment of Restricted Stockholder
          for Gross Misconduct............................................... 13
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     4.6  Termination of Employment of Restricted Stockholder
          not Involving Gross Misconduct..................................... 13
     4.7  Registration and Escrow............................................ 14
     4.8  Payment in Respect of Restricted Stock Units....................... 14
     4.9  Dividends on Restricted Stock...................................... 15
     4.10 Voting Rights...................................................... 15

                                   ARTICLE V

OTHER STOCK-BASED AWARDS..................................................... 15
     5.1  Other Stock-Based Awards........................................... 15

                                  ARTICLE VI

MISCELLANEOUS................................................................ 15
     6.1  Notices............................................................ 15
     6.2  Amendments of Plan................................................. 16
     6.3  Leaves of Absence.................................................. 16
     6.4  Dilution and Other Adjustments..................................... 16
     6.5  General Restriction................................................ 17
     6.6  Change in Control.................................................. 17
     6.7  Withholding Taxes.................................................. 18
     6.8  Non-Assignability.................................................. 18
     6.9  No Right to Employment............................................. 19
     6.10 Rights as Shareholder.............................................. 19
     6.11 Entire Plan........................................................ 20
     6.12 Governing Law...................................................... 20
     6.13 Delegation......................................................... 20
     6.14 Foreign Employees.................................................. 20
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                                      ii
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

                            BANKAMERICA CORPORATION
                          1992 MANAGEMENT STOCK PLAN

                                   ARTICLE I

                                    GENERAL

     1.1 Background of Plan. BankAmerica Corporation hereby establishes the BankAmerica Corporation 1992 Management Stock Plan (the "Plan"). The Plan provides for the grant of stock options on BankAmerica Corporation Common Stock, and for the grant of restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards. The Plan is the successor to the BankAmerica Corporation 1987 Management Stock Plan.

     1.2 Purpose of the Plan. The purpose of the Plan is to provide contingent financial incentive to key executive officers of BankAmerica Corporation and its present and future Subsidiaries (as defined below) and other employees whose participation in the Plan is deemed to be in the best interests of BankAmerica Corporation. The Plan will offer competitive levels of incentive compensation related to long-term corporate financial performance to those key officers and other employees of the Company who, by virtue of their position and efforts, contribute to or substantially influence the financial success of BankAmerica Corporation over multiple-year periods. The Plan is also intended as a means of increasing officer shareholdings, thereby strengthening the commonality of interest between BankAmerica shareholders and key officers and other employees in the Company's management, and as an aid in attracting, retaining and motivating key officers and other employees of outstanding abilities and specialized skills.

     1.3 Definitions. As used in the Plan and the related Award Agreements, the following terms, when written with initial capital letters, will have the meanings stated below:

          (a) Award means any grant or award of an Option, Restricted Stock, Restricted Stock Unit, SAR or Other Stock-Based Award under the Plan.

          (b) Award Agreement means any written agreement between BankAmerica and an employee of the Company pursuant to which a grant or award is made under the Plan. The Committee shall determine the provisions of each Award Agreement subject to the provisions hereof.

          (c) BankAmerica means BankAmerica Corporation, a Delaware corporation.

          (d)  Board means Board of Directors of BankAmerica.

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          (e)  Change in Control means that one of the following events has occurred:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of BankAmerica (the "Outstanding BankAmerica Common Stock") or (ii) the combined voting power of the then outstanding voting securities of BankAmerica entitled to vote generally in the election of directors (the "Outstanding BankAmerica Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from BankAmerica (ii) any acquisition by BankAmerica, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below.

              (ii) Individuals who, as of August 7, 1995, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 7, 1995 whose election, or nomination for election by BankAmerica's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

             (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of BankAmerica or any of its subsidiaries (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then

                                       2
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          outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns BankAmerica or all or substantially all of BankAmerica's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding BankAmerica Common Stock and Outstanding BankAmerica Voting Securities, as the case may be, (provided, however, that, for the purposes of this clause (A), any shares of common stock or voting securities of such resulting corporation received by such beneficial owners in such Business Combination other than as the result of such beneficial owners' ownership of Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such beneficial owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned 20% or more of the Outstanding BankAmerica Common Stock or Outstanding BankAmerica Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

              (iv) Approval by the shareholders of BankAmerica of a complete liquidation or dissolution of BankAmerica.

          (f) Committee means the Executive Personnel and Compensation Committee of the Board.

          (g) Common Stock means shares of BankAmerica's common stock, $1.5625 par value per share.

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          (h)  Company means BankAmerica and its Subsidiaries, collectively.

          (i) The Fair Market Value of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of New York Stock Exchange listed securities for that day (or, if no shares were publicly traded on that day, the immediately preceding day that shares were so traded) published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the fair market value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

          (j) Major Combination means a merger, acquisition or other business combination in which the number of shares of Common Stock outstanding as of the close of business on the effective date of the combination is at least 10% greater than the number of shares of Common Stock outstanding prior to the effective date of the combination.

          (k) 1987 Plan means the plan adopted by the Board of Directors of BankAmerica Corporation on April 6, 1987, as amended, pursuant to which BankAmerica Corporation has issued non-qualified stock options, incentive stock options, performance stock options, and restricted stock to key officers and other employees of BankAmerica and to other individuals whose participation in the 1987 Plan was deemed to be in the best interests of BankAmerica.

          (l) Option means an option to purchase shares of the Common Stock, and shall be one of two kinds: (i) Incentive Stock Options ("ISOs") and
     (ii) Non-Qualified Stock Option ("NQSOs"). The Company intends the ISOs shall meet the requirements of Section 422A of the Internal Revenue Code and the regulations thereunder applicable to incentive stock options, and that NQSOs shall not meet such requirements.

          (m)  Optionee means the holder of an Option.

          (n)  Other Stock-Based Award means an Award granted pursuant to
     Section 5.1 of the Plan.

          (o) Participant means an officer or employee designated to receive a grant or award under the Plan.

          (p) Restricted Stock means Common Stock issued or delivered pursuant to Article IV with the restrictions set forth therein.

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          (q)  Restricted Stock Unit means any right granted pursuant to Article
     IV that is denominated in shares of Common Stock.

          (r) Retirement means, with respect to grants and awards made on or after August 2, 1993, the last day of employment with BankAmerica or one of its subsidiaries prior to the employee's retirement at normal retirement age under a retirement program of BankAmerica or one of its Subsidiaries; and, with respect to grants and awards made before August 2, 1993, the last day of employment with BankAmerica or one of its subsidiaries prior to the employee's retirement under a retirement program of BankAmerica or one of its subsidiaries.

          (s)  Stock Appreciation Right ("SAR") has the meaning set forth in
     Section 3.1.

          (t) Subsidiary means any corporation of which BankAmerica owns, directly or indirectly, twenty percent or more of the voting stock.

          (u) Window Period means the time period described in Section 3.2 hereof.

     1.4 Administration of Plan. (a) The Plan shall be administered by the Committee. The Committee shall consist of at least three members of the Board, none of whom shall be, while serving on the Committee, eligible to receive a grant or award under the Plan or under any other plan of the Company or its affiliates under which the participants are entitled to acquire Common Stock, stock options, restricted stock, restricted stock units, and related rights, stock appreciation rights or other stock-based awards of the Company or any of its affiliates. Members of the Committee shall serve at the pleasure of the Board. Notwithstanding the foregoing, all grants and awards under the Plan to the Chief Executive Officer of BAC shall be approved or ratified by the Board.

          (b) Subject to the provisions of the Plan, the Committee shall have sole, final, and conclusive authority to determine:

               (i)  the employees to whom Awards shall be made;

              (ii) the number of shares of Common Stock to be optioned, granted or awarded to each such employee;

             (iii) whether and to what extent an Optionee may use already-owned shares of Common Stock to exercise Options;

              (iv) the restrictions to be imposed on each share of Restricted Stock and on Restricted Stock Units awarded

                                       5
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          pursuant to Article IV of this Plan, which shall not be less than the minimum restrictions set forth therein;

               (v) which Options granted shall be Incentive Stock Options, and which shall be Non-Qualified Stock Options;

              (vi) the price to be paid for the shares upon the exercise of each Option, which shall be not less than 100% of the Fair Market Value per share, as determined by the Committee, of the Common Stock at the time of granting the Option;

             (vii)  the period within which each Option shall be exercised;

            (viii) the terms and conditions of each Award Agreement between BankAmerica and an employee to whom the Committee has made an Award, which, however, shall be in accordance with the provisions of the Plan; and

              (ix) subject to the provisions of Section 6.13, the Committee shall have the power, authority, and sole discretion to construe, interpret and administer the Plan. The Committee's decisions construing, interpreting and administering the Plan shall be conclusive and binding on all parties.

     1.5 Eligibility to Receive Grants and Awards. Employees of BankAmerica or of any of its Subsidiaries who shall, in the judgment of the Committee be qualified by position, training or ability to contribute substantially to the progress of BankAmerica, shall be eligible to receive grants and awards under the Plan.

     1.6 Types of Grants and Awards Under Plan. Grants and awards under the Plan may be in the form of any one or more of the following: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units, (v) Restricted Stock or (vi) Other Stock-Based Awards.

     1.7 Limitation on Available Shares. For each calendar year from and including 1995 a number of shares of Common Stock in an amount of up to one and one-half percent (1.5%) of the number of shares of Common Stock outstanding as reported in the annual report to shareholders of BankAmerica for the preceding year shall become available for delivery with respect to Awards under the Plan, provided, however, that as of the effective date of any Major Combination (as
--------  -------
defined in Section 1.3) the number of shares available for delivery in that year with respect to Awards under the Plan shall be increased to one and one-half percent (1.5%) of the number of shares of Common Stock outstanding as of the close of business on the effective date of that Major Combination. Shares of Common Stock delivered under the Plan may be original issue

                                       6
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shares, shares purchased in the open market or otherwise or other treasury stock.

     In addition, (a) any shares of Common Stock which as of the effective date of the Plan are reserved for delivery under the 1987 Plan and which are not thereafter delivered, and (b) any shares of Common Stock available for delivery under the Plan in previous years but not actually delivered, shall be added to the aggregate number of shares of Common Stock available for delivery in that calendar year under the Plan; provided, however, that no more than 30 percent
                              --------  -------
(30%) of the shares of Common Stock available for delivery under the Plan in any calendar year shall be delivered in respect of Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, but subject to adjustment as provided in Section 6.4, no more than 5,000,000 shares shall be cumulatively available under the Plan for delivery upon the exercise of ISOs. The Committee shall have no obligation to grant or award all or any portion of the shares available for delivery in any year. The Board may, by resolution, limit the number of shares that may be available for delivery with respect to Awards under the Plan in any calendar year to a number of shares lower than would otherwise be available for delivery hereunder.

     Shares of Common Stock subject to Awards under the Plan that for any reason are cancelled or terminated, or expire, shall again be available for delivery under the Plan.

     Shares of Restricted Stock and Restricted Stock Units that for any reason are reacquired by BankAmerica pursuant hereto shall again be available for delivery under the Plan; provided, however, that shares of Restricted Stock or
                         --------  -------
Restricted Stock Units as to which dividends or payments equivalent to dividends have been paid to or reinvested for the account of the Restricted Stockholder prior to reacquisition by BankAmerica shall not again be available for delivery under the Plan after such reacquisition.

     Notwithstanding the foregoing, neither (i) shares of Common Stock transferred or relinquished to the Company upon the exercise of an Option or in satisfaction of any withholding obligation, nor (ii) shares of Common Stock subject to an Award denominated in shares of Common Stock but settled by the payment of cash in accordance with the Plan, shall again be available for delivery under the Plan.

     1.8  Effective Date and Term of Plan.    (a)  The Plan shall become
effective on March 2, 1992 and the Committee may, in its discretion, make grants and awards to eligible key officers and other employees of the Company as of that date, subject, however, to the approval of the Plan by the shareholders of BankAmerica at the 1992 annual meeting of shareholders. In the event the Plan is not approved at such meeting, the Plan and all grants and awards

                                       7
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

hereunder shall be void, and the Company shall have no obligation to any recipients of such grants and awards.

          (b) The Committee may make grants and awards under the Plan beginning March 2, 1992 and during each subsequent year until such time as the Plan may be terminated by the Board in its sole discretion, or as hereinafter provided.

          (c) Unless the shareholders of BankAmerica shall approve an extension or renewal of the Plan for such new or additional term as they may determine, no grants and awards shall be made after March 2, 2002. However, all grants and awards made under the Plan prior to such date shall remain in effect until such grants and awards shall have been satisfied, terminated, or paid out, or expire, in accordance with the Plan and the terms of such grants and awards.

     1.9 Limitation on Options and SARs Awardable to Any Single Participant. The maximum number of shares of Common Stock underlying Options and SARs that may be awarded under the Plan to any single Participant during the period from March 2, 1992, the effective date of the Plan, through March 2, 2002, is 10,000,000. The minimum price at which each Option is exercisable and the minimum grant price of each SAR are specified in Sections 2.3 and 3.1, respectively, of the Plan.

                                  ARTICLE II

            INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS

     2.1 Grant of Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any eligible employee Incentive Stock Options ("ISOs" or "Options") and/or Non-Qualified Stock Options ("NQSOs" or "Options") (as these terms are defined in Section 1.3) to purchase, for cash and/or for already-owned shares of Common Stock, such number of shares of Common Stock as the Committee shall determine.

     2.2 Award Agreements. The grant of an ISO or NQSO shall be evidenced by a written Award Agreement in such form as the Committee may from time to time determine in accordance with the provisions of the Plan, executed by BankAmerica. Each Award Agreement pursuant to which Options are granted shall state the number of shares of Common Stock subject to the Option, the Option price, the Option Period, and any limitations on the Option, the restrictions on assigning and transferring the Option described in Section 6.8, the manner of payment for shares of Common Stock, and such other terms as the Committee shall determine.

     2.3 Option Price. The purchase price per share of Common Stock which the Optionee must deliver upon the exercise of an ISO

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

or NQSO shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

     2.4 Option Period. (a) Each Option granted as an ISO or NQSO shall become exercisable in part or in full at such time or times as the Committee may determine and specify in each Award Agreement; provided, however, that no Option
                                               --------  -------
will be exercisable before the date six months after the date the Option was granted and no ISO shall be exercisable after the expiration of 10 years from the date the ISO was granted.

          (b) Each Award Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following the Optionee's retirement, death or termination of the Optionee's employment with the Company (including termination that, pursuant to the Award Agreement, may be deemed to occur upon a change in ownership of the Optionee's employer such that the Optionee's employer ceases to be BankAmerica or one of its Subsidiaries). Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Options issued pursuant to the Plan.

          (c) The Committee may determine in its sole discretion from time to time to permit the Optionee to purchase all shares of Common Stock covered by the Optionee's Options, upon or after the Optionee's death, retirement, or termination of employment with the Company (including termination that, in the sole discretion of the Committee, may be deemed to occur upon a change in ownership of the Optionee's employer such that the Optionee's employer ceases to be BankAmerica or one of its Subsidiaries), without regard to whether the Options were fully exercisable upon death, retirement or termination of employment under the terms of the Award Agreements with respect to such Options.

     2.5 Limitation on ISOs. Notwithstanding any other provisions in the Plan or in any ISO agreement, to the extent the aggregate Fair Market Value (determined at the time the option is granted) of stock with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by an Optionee during any calendar year under all plans of BankAmerica and its subsidiaries exceeds $100,000, such options shall be treated as NQSOs. This rule shall be applied by taking options into account in the order in which they were granted so that options with the earliest grant date will receive ISO treatment.

     No ISO shall be granted to any person who at the time owns more than ten percent of total combined voting power of all classes of stock of BankAmerica or of any Subsidiaries.

     2.6 Manner of Paying Option Price. On exercise of each ISO or NQSO, the Option Price shall be paid as follows: (a) in cash,

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(b)  in already-owned shares of Common Stock, or (c) in some combination of cash and shares, as specified in the Award Agreement or as otherwise permitted by the Committee. Already-owned shares of Common Stock must have been owned by the Optionee at the time of exercise for at least the period of time specified in the Award Agreement, and shall be valued at their Fair Market Value on the date of exercise.

     2.7 Exercise of Option. The Committee shall establish, and shall set forth in each Award Agreement, the procedures governing the exercise of an ISO or NQSO. In general, subject to such specific provisions, an ISO or NQSO shall be exercised as follows:

          (a) the Optionee shall deliver written notice that he or she intends to exercise the Option to the Company department or officer designated in the Award Agreement;

          (b) the Optionee shall pay the full Option Price at the time of exercise, according to Section 2.6 above; and

          (c) as soon as practicable after receipt of such notice and payment, the Company shall direct BankAmerica's transfer agent to register the shares of Common Stock in the name of the Optionee.

     2.8 Cancellation of SARs. Each Award Agreement shall specify whether the exercise of an ISO or NQSO with respect to a share of Common Stock shall cancel any SAR related to such share.

     2.9 Cancellation and Regrant of Options. The Committee may cancel particular NQSOs and regrant to the same Optionee NQSOs to purchase the same or a different number of shares of Common Stock, only (i) with the consent of the Optionee, and (ii) if the Option Price for the NQSOs so regranted is no less than the higher of (A) the Option Price for the NQSOs so cancelled, or (B) the Fair Market Value of the Common Stock on the date of regrant.

                                  ARTICLE III

                           STOCK APPRECIATION RIGHTS

     3.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights ("SARs") to Participants. The terms and conditions of the SARs shall be as provided in the Award Agreement with respect to such SARs. Each Award Agreement shall specify the grant price, term, methods of exercise, methods of settlement, disposition of the SARs on retirement, death or termination of employment of the holder of the SARs, and such other terms and conditions of the SARs as shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate. SARs may be granted either alone or in tandem

                                       10
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with grants of Options under the Plan. SARs granted in tandem with Options are referred to herein as "Tandem SARs".

     The Committee shall not grant an SAR in tandem with an ISO unless, pursuant to applicable law and rules and regulations of the Internal Revenue Service, the SAR may be attached to the ISO without causing the ISO to fail to meet the requirements of Section 422A of the Internal Revenue Code.

     Subject to the terms of the Plan and the applicable Award Agreement, an SAR shall confer on the holder thereof a right to receive payment (the "SAR Value"), upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as specified by the Committee, which shall be not less than the Fair Market Value of one share of Common Stock on the date of grant of the SAR.

     3.2 Form and Timing of Payment. (a) Exercise of Tandem SARs for Cash or Common Stock. Tandem SARs exercised during the Window Period described below shall be payable only in cash, and Tandem SARs exercised outside the Window Period shall be payable only in shares of Common Stock. A "Window Period" is a period (i) beginning on the third business day following the date of public release of BankAmerica's quarterly or annual summary statements of revenues and earnings and (ii) ending on the twelfth business day following such date.

          (b) Amount of Cash Payable on Exercise of Tandem SARs. When Tandem SARs are exercised during the Window Period, the Optionee shall receive a cash amount equal to (i) the number of Tandem SARs exercised multiplied by (ii) the difference between (A) the highest Fair Market Value of one share of Common Stock as of any day during the Window Period, and (B) the Option Price specified for the related Option.

          (c) Number of Shares Issuable or Deliverable on Exercise of Tandem SARs. When Tandem SARs are exercised outside the Window Period, the Optionee shall receive the number of whole shares of Common Stock equal to (i) the aggregate SAR Value (as defined in Section 3.1) of the Tandem SARs exercised divided by (ii) the Fair Market Value (as defined in Section 1.3) on the date of exercise. The Company shall deliver cash in lieu of fractional shares.

     3.3 Cancellation of Related Options. Each Award Agreement shall specify whether the exercise of an SAR shall cancel any NQSO to which it relates, to the extent of the exercise. Any exercise of an SAR with respect to an ISO must be made in accordance with Section 3.1.

                                       11
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                                  ARTICLE IV

                  RESTRICTED STOCK AND RESTRICTED STOCK UNITS


     4.1 Introduction. BankAmerica has outstanding shares of restricted stock granted under the 1987 Plan, the BankAmerica Corporation Restricted Stock Bonus Plan (the "Bonus Plan") and the BankAmerica Corporation Management Incentive Stock Plan ("MISP"). Restricted stock already granted under the 1987 Plan, the Bonus Plan and the MISP will continue to be held under the terms of those plans, except as provided in Section 1.7 of this Plan. Only grants of Restricted Stock and Restricted Stock Units made on or after the effective date of this new Plan shall be governed by the terms of this Article IV.

     4.2 Award of Restricted Stock and Restricted Stock Units. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award shares of Common Stock or Restricted Stock Units to be held under the restrictions set forth in this Article to any eligible employee (the "Restricted Stockholder"). If an eligible employee has been employed less than six months, any award of Restricted Stock shall only be made from Common Stock which is held as treasury stock by BankAmerica.

     4.3 Minimum Restrictions on Disposition. A Restricted Stockholder may not, under any circumstances, voluntarily dispose of any of the Restricted Stock or Restricted Stock Units prior to the first to occur of the following events:

          (a) the date on which the Restricted Stockholder completes the period of continuous service, which shall not be less than one year, with the Company following the award date specified by the Committee for such award;

          (b) delivery of the Restricted Stock to the Restricted Stockholder following a Committee determination pursuant to Section 6.6 hereof in connection with a Change in Control;

          (c)  the Restricted Stockholder's retirement or death; or

          (d) delivery of the Restricted Stock to the Restricted Stockholder following his or her termination of employment prior to retirement or death pursuant to a determination by the Committee under Section 4.6.

The limitations in this Section 4.3 will hereinafter be referred to as the "minimum restrictions."

     4.4 Optional Restrictions. In addition to the minimum restrictions, the Committee may impose additional restrictions

                                       12
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("optional restrictions") upon the Restricted Stockholder's voluntary disposition of the Restricted Stock or Restricted Stock Units, either at the time the Committee makes an award of such Restricted Stock or Restricted Stock Units or at any subsequent time before the minimum restrictions expire. The Committee may impose optional restrictions (such as, without limitation, permitting such disposition and release only in installments over a period of years) as it may deem in the best interests of the Restricted Stockholder, or in the case of the Restricted Stockholder's death, of the heirs or legatees who become entitled to such Restricted Stock or Restricted Stock Units by the applicable laws of inheritance or under the terms of the Restricted Stockholder's will.

     4.5 Termination of Employment of Restricted Stockholder for Gross Misconduct. If a Restricted Stockholder's services are terminated for cause for gross misconduct, all shares of Restricted Stock and Restricted Stock Units awarded to any Restricted Stockholder under this Plan shall be forfeited, and the Committee shall direct such shares of Restricted Stock and Restricted Stock Units to be transferred and delivered to BankAmerica. Gross misconduct includes, but is not limited to, acts of dishonesty, such as theft, embezzlement, and falsification of the Company's records with intent to deceive; breach of trust; knowing violation of rules established by the Company; and any crime determined by the Company to result in termination of employment.

     4.6 Termination of Employment of Restricted Stockholder not Involving Gross Misconduct.

          (a) Should a Restricted Stockholder who was employed by the Company at the date of grant terminate his or her employment with the Company prior to
(i) the date on which he or she completes the period of continuous service for the Company following the award date specified by the Committee for such award, or (ii) his or her death or retirement, or

          (b) should the Company terminate his or her employment for any reason other than for a cause set forth in Section 4.5 above,

BankAmerica shall reacquire all the Restricted Stock and Restricted Stock Units without the payment of consideration in any form to such Restricted Stockholder and the Restricted Stockholder shall unconditionally forfeit any right, title or interest to such Restricted Stock and Restricted Stock Units, unless the Committee, up to 90 days after such termination, determines in its sole discretion to permit the Restricted Stockholder to (i) retain all or any part of the Restricted Stock, and/or (ii) to waive in whole or in part any or all remaining restrictions on Restricted Stock Units, and to deliver shares of Common Stock to the Restricted Stockholder in respect of such Restricted Stock Units. Upon

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

direction of the Committee, all forfeited Restricted Stock and Restricted Stock Units shall be transferred and delivered to BankAmerica. Termination of a Restricted Stockholder's employment with the Company shall be deemed to include a change in ownership of the Restricted Stockholder's employer such that the Restricted Stockholder's employer ceases to be BankAmerica or one of its Subsidiaries.

     4.7 Registration and Escrow. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Restricted Stockholder and shall either bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, or, at the direction of the Committee, be held by Bank of America National Trust and Savings Association (the "Bank") (or another escrow agent appointed by the Committee) in escrow subject to delivery to the Restricted Stockholder or to BankAmerica at such times and in such amounts as the Committee shall direct under the terms of the Plan. When an employee accepts an award of Restricted Stock pursuant to the Plan, he or she thereby grants an irrevocable power of attorney to the Bank or any other escrow agent appointed by the Committee to cause the transfer and delivery to BankAmerica of any such Restricted Stock which the Committee shall direct to be so transferred and delivered pursuant hereto.

     4.8  Payment in Respect of Restricted Stock Units.

          (a) Each Restricted Stock Unit shall represent one share of Common Stock, and shall, at the time and to the extent it becomes vested, be payable by the delivery of one share of Common Stock. The Committee is authorized to grant Restricted Stock Units under which the Restricted Stockholder shall be entitled to receive payments equivalent to dividends with respect to a number of shares of Common Stock determined by the Committee, and the Committee may determine that such amounts (if any) shall be paid to the Restricted Stockholder in cash from time to time, or be deemed to have been reinvested in additional shares of Common Stock or additional Restricted Stock Units, or otherwise reinvested. Restricted Stock Units shall have no voting rights.

          (b) The Committee may, in its discretion, provide that payment to the Restricted Stockholder in respect of Restricted Stock Units shall be deferred until such date or dates, not later than the Restricted Stockholder's death, retirement or other termination of employment with the Company, as the Restricted Stockholder may elect. Any such election shall be filed in writing with the Committee in accordance with such rules and regulations,

                                       14
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

including any time periods within which such election shall be made, as the Committee may specify.

     4.9 Dividends on Restricted Stock. Even while the Restricted Stock is held in escrow, the Committee may determine that all dividends BankAmerica pays on the Restricted Stock shall be delivered directly to the Restricted Stockholder, not the escrow account.

     4.10 Voting Rights. Even while the Restricted Stock is held in escrow, the Committee may determine that the Restricted Stockholder shall have the same voting rights with respect to the Restricted Stock as those provided to other shareholders of Common Stock.

                                   ARTICLE V

                           OTHER STOCK-BASED AWARDS

     5.1 Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule
                      --------  -------
16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and applicable law, except that Options may be transferable to the extent permitted by, and in accordance with the provisions of, Section 6.8 of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such awards. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 5.1 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, other awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, addressed

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

          (a)  if to the Company, at

               BankAmerica Corporation
               1 South Van Ness Avenue, 7th Floor
               San Francisco, CA  94103

                    Attn:  c/o Bank of America NT&SA
                               Executive Resources #3005

          (b) if to the Participant, at the last address shown on the Company's personnel records, or

          (c) to such address as either the Company or the Participant shall later designate by notice to the other.

     6.2 Amendments of Plan. BankAmerica may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect by action of the Board or by written amendment executed by a duly authorized officer of BankAmerica. Notwithstanding the above, however, any modification, amendment, suspension or termination of the Plan shall not affect a Participant's rights to a grant or award previously made, except as provided in Section 1.8(a), or except with his or her consent.

     6.3 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the Company taken by the recipient of any grant or award under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the Company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

     6.4 Dilution and Other Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of BankAmerica, issuance of warrants or other rights to purchase shares of Common Stock or other securities of BankAmerica, or other similar corporate transaction or event, affects the Common Stock, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (ii) the number and type of shares of Common Stock (or other

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

securities or property) subject to outstanding Awards, and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of ISOs no such
--------  -------
adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422A of the Internal Revenue Code or any successor provision thereto; and provided further that the number of shares of Common
                       -------- -------
Stock subject to any Award denominated in shares of Common Stock shall always be a whole number.

     6.5 General Restriction. Each grant and award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of a grant or award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the making of a grant or award or the issue, delivery or purchase of shares of Common Stock thereunder, then such grant or award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.6 Change in Control. If BankAmerica undergoes a Change in Control (as defined in Section 1.3(e)), the following shall apply:

          (a) Except as provided in subsection (b) below, (i) all outstanding Options and SARs shall be immediately exercisable in full and (ii) all Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall be immediately released free from all restrictions and shall be delivered or paid, as the case may be, to the Participant as soon as practicable following the Change in Control.

          (b)(i) The Performance Share Units awarded on November 7, 1994 (and any subsequent awards of Performance Share Units) under the BankAmerica Corporation 1992 MSP Performance Share Program shall vest in the time or times specified in Section 4.1 of the Performance Share Program whether or not the Participant continues in employment with the Company. However, following a Change in Control, the Committee shall no longer have discretion to not vest Performance Share Units after the end of the term of the Award if BAC ranks 1 or 2 in total shareholder return relative to its peer banks for the term of the Award.

          (b)(ii) In the event (i) any Award has been made to a person who, at the time of a Change in Control is an officer

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

     or director of BankAmerica, as such terms are defined in Section 16 of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder, and (ii) such Award has not satisfied the applicable minimum vesting provisions of the Plan, this Section 6.6 shall apply to such Award immediately after the satisfaction of any such applicable minimum vesting period, whether or not the person remains an employee of the Company at that time.

          (c) Except as provided in the following sentence (and, if applicable, the expiration of the minimum vesting period in (b)), in the event a Participant terminates employment with the Company following a Change in Control, his or her Options and SARs shall remain exercisable for a period of three years following termination of employment, not to exceed the original term of the Option or SAR. The preceding sentence shall not apply to an incentive stock option unless the option agreement gives the Committee discretion to permit the incentive stock option to remain exercisable following termination of the optionholder's employment, in which case the incentive stock option shall be exercisable for three months following termination of employment without further Committee action.

          (d) Section 6.7 of the Plan regarding payment of withholding taxes shall remain applicable.

     6.7 Withholding Taxes. The Company shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     6.8 Non-Assignability. Except as provided below, no Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any Award under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any such interest prior to payment thereof shall be void.

     Any Participant who is an Executive Officer (as defined below) shall have the right, subject to the conditions specified in the following paragraph, to irrevocably transfer to Immediate Family Members (as defined below) Options granted at any time under the Plan to any such Participant ("Executive Officer Participant"). As used in the Plan and the related Award Agreements, the following terms, when written with initial capital letters, shall have the meanings stated below:

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

          (a) The term Executive Officer means an Executive Officer designated by the Board for federal securities law purposes, provided such officer is also a member of the Managing Committee of Bank of America NT&SA.

          (b) The term Immediate Family Members means (i) the children, grandchildren or spouse of an Executive Officer Participant or (ii) a trust for the benefit of such family members.

     As conditions to such transferability of any Options, (i) the Executive Officer Participant may not receive any consideration for the transfer; (ii) the Award Agreements pursuant to which such Options are granted, or amendments to the Award Agreements with respect to previously granted Options, in each case approved by the Committee, must specify the actual extent to which such Options may be transferred, all in accordance with the terms of the Plan; and (iii) the Options so transferred must continue to be subject to the same terms and conditions that were applicable to such Options prior to their transfer.

     The transferee of any Options transferred in accordance with the terms and conditions of the Plan shall have the right to exercise such Options and to have the shares of Common Stock covered by such Options registered in the name of such transferee, as though such transferee were the Optionee for purposes of
Section 2.7 of the Plan.

     Notwithstanding anything contained in this Section 6.8, the Company shall have the right to offset from any unpaid or deferred Award any amounts due and owing from the Participant to the extent permitted by law; provided, however,
                                                           --------  -------
that with respect to any Options that are transferred in accordance with the terms and conditions of the Plan, such right shall cease upon the transfer.

     6.9  No Right to Employment.   Nothing in the Plan nor in any agreement
entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, nor affect any right which the Company may have to terminate the employment of such person.

     6.10 Rights as Shareholder. No Participant shall have rights as a shareholder with respect to shares of Common Stock awarded to him or her unless and until the certificates for such shares are delivered to him or her. The Committee may determine that Restricted Stockholders have full voting rights with respect to Restricted Stock, as provided in Section 4.9 hereof.

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     6.11 Entire Plan.  This document is a complete statement of the Plan. As of its effective date this document supersedes all prior plans, representations and proposals, written or oral, relating to its subject matter, except as otherwise provided in Section 1.7 hereof. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any employee or agent of it which is not embodied in this document.

     6.12 Governing Law. The Plan shall be construed and enforced in accordance with California law.

     6.13 Delegation. The Committee may delegate to one or more officers of the Company or any of its Subsidiaries, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to make grants and awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate grants or awards held by, officers or employees of the Company, who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     6.14 Foreign Employees. In order to facilitate the making of any grant or award under the Plan, the Committee may provide for such special terms for grants and awards to participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of the Plan including supplements, amendments or alternative versions providing for Other Stock-Based Awards as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of BankAmerica.


     The resolution amending Sections 1.3(e) and 6.6 provided that no modification, suspension, amendment or termination of the Plan may be made which would adversely affect the rights of any employee or former employee under the amendment with respect to any stock option, stock appreciation right, restricted stock unit or other stock based award granted under the Plan prior to the date of such modification, suspension, amendment or termination.

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